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                                                                   EXHIBIT 10.60

                               AMENDMENT NO. 1 TO
                          LOAN AND FINANCING AGREEMENT


         THIS AMENDMENT NO. 1 TO LOAN AND FINANCING AGREEMENT is dated as of the 30th day of June, 1998, by and among MARYLAND ECONOMIC DEVELOPMENT CORPORATION, a body politic and corporate and a public instrumentality of the State of Maryland (the "Issuer"), GUILFORD PHARMACEUTICALS INC., a Delaware corporation (the "Borrower"), and FIRST UNION NATIONAL BANK, successor by merger to Signet Bank/Maryland (the "Lender").

                                    RECITALS


         Reference is made to that certain Loan and Financing Agreement dated December 5, 1994, by and among the Issuer, the Borrower and the Lender (the "Financing Agreement"), pursuant to which the Issuer made a loan to the Borrower in the principal amount of $8,000,000 (the "Loan"). A portion of the obligations of the Borrower with respect to the Loan have been insured by the Maryland Industrial Development Financing Authority, a body politic and corporate and a public instrumentality of the State of Maryland ("MIDFA"), pursuant to a certain Insurance Agreement dated as of December 5, 1994.

         Pursuant to a certain letter agreement dated February 20, 1998, by the Lender and MIDFA to the Borrower, it was agreed that upon obtaining the Issuer's consent, the Financing Agreement would be amended by substituting certain of the covenants contained in that certain Participation Agreement dated as of February 5, 1998, to which the Lender and the Borrower were parties, for the corresponding covenants contained in the Financing Agreement. For the purpose of effecting such amendment to the Financing Agreement, the parties hereto have entered into this Amendment No. 1.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All capitalized terms not otherwise defined herein which are defined in the Financing Agreement shall have the same meanings assigned to them in the Financing Agreement.

         2. All references herein, in the Financing Agreement and in the Notes to "this Financing Agreement", "this Agreement", "the Financing Agreement"



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and "the Agreement" shall mean and include the Financing Agreement as amended by this Amendment No. 1.

         3. Section 1.1 of the Financing Agreement is hereby amended by amending the definition of "Permitted Encumbrances" by deleting the "." at the conclusion thereof and adding the following language:

         , and (f) any other Encumbrance included in the definition of "Permitted Liens" in the ELLF Participation Agreement.

         4. Section 1.1 of the Financing Agreement is hereby amended by amending the definition of "Subsidiary" to read in its entirety as follows:

                 "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one (1) or more Subsidiaries, or by such Person and one (1) or more Subsidiaries.

         5. Section 1.1 of the Financing Agreement is hereby amended by adding the following defined terms in the alphabetically correct sequence:

                 "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

                 "Capital Lease" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as the lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                 "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from





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         the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) the Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000, (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, or (iv) any other bank which is an "Approved Bank" as defined in the ELLF Participation Agreement (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition and (d) repurchase agreements with a bank or trust company (including the Lender) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Lender shall have a perfected first priority security interest (subject to no other Encumbrances) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations.

                 "Cashflow Coverage Ratio" shall mean, with respect to the Borrower and its Subsidiaries (direct and indirect), on a consolidated basis, as of the end of each fiscal quarter of the Borrower for the four fiscal quarter periods ending on such date, the ratio of (a) EBITDAR for the applicable period to (b) the sum of (i) Interest Expense for the applicable period plus (ii) current maturities of Funded Debt Payments for the applicable period plus (iii) Rental Expense for the applicable period plus (iv) income taxes (determined in accordance with GAAP) payable by the Borrower and/or its Subsidiaries (direct or indirect) on a consolidated basis for the applicable period.

                 "Credit Support Subsidiaries" shall mean GPI Holdings, Inc., GPI Polymer Holdings, Inc. and GPI NIL Holdings, Inc., each a Delaware holding company.





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                 "EBITDA" shall mean for any period with respect to the
         Borrower and its Subsidiaries (direct and indirect) on a consolidated basis, the sum of (a) net income for such period plus (b) depreciation, amortization, income taxes and other non-cash charges for such period, in each case determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                 "EBITDAR" shall mean, for any period with respect to the Borrower and its Subsidiaries (direct and indirect) on a consolidated basis, the sum of (a) EBITDA for such period plus (b) to the extent deducted in determining EBITDA for such period, Rental Expense for such period.

                 "ELLF Participation Agreement" shall mean, as the same may be amended, restated or otherwise modified from time to time, that certain Participation Agreement dated as of February 5, 1998, among the Borrower, as Construction Agent and the Lessee, First Security Bank, National Association, as Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, and First Union National Bank, as Agent.

                 "Funded Debt" shall mean, with respect to any Person, without duplication, all long term Indebtedness of such Person as stated on the balance sheet of such Person, determined in accordance with GAAP.

                 "Funded Debt Payments" shall mean, as of the end of each fiscal quarter of the Borrower and its Subsidiaries (direct and indirect) on a consolidated basis, the sum of all scheduled current maturities of Funded Debt.

                 "Indebtedness" of a Person shall mean, without duplication, such Person's:

                          (a)     obligations for borrowed money;

                          (b) obligations representing the deferred purchase price of property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such



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                 Person's business payable on terms customary in the trade);

                          (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds of production from property now or hereafter owned or acquired by such Person;

                          (d) obligations which are evidenced by notes, acceptances or other similar instruments;

                          (e)     Capital Lease obligations;

                          (f) net liabilities under interest rate swap, exchange or cap agreements; and

                          (g)     contingent obligations.

                 "Interest Expense" shall mean, for any period with respect to the Borrower and its Subsidiaries (direct and indirect) on a consolidated basis all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases, in each case determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                 "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Borrower, (b) the ability of the Borrower to perform its respective obligations under the Documents to which it is a party, (c) the validity or enforceability of any of the Documents or the rights and remedies of the Issuer, the Lender, the Holder or MIDFA thereunder, (d) the validity, priority or enforceability of any Encumbrance on the Property created by any of the Documents, or (e) the value, utility or useful life of the Property or the use, or the ability of the Borrower to use, the Property for the purpose for which it was intended.

                 "Moody's" shall mean Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.





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                 "Permitted Subsidiary Activity" shall mean (a) with respect to
         GPI Holdings, Inc., (i) owning and maintaining intangible assets, including but not limited to, stocks, bonds, and other financial instruments and securities and collecting and disbursing income from such investments; (ii) engaging financial advisors and hiring employees to oversee investment activities; (iii) engaging service providers, including attorneys and accountants; (iv) performing all obligations under existing agreements to which it is a party as of February 20, 1998; and (v) any other act or activity incidental to and in support of the foregoing, including transfer of funds or other assets through dividends to the Borrower or by way of intercompany loans or advances to the Borrower or its Subsidiaries (direct or indirect), and (b) with respect to GPI Polymer Holdings, Inc. and GPI NIL Holdings, Inc., (i) owning and maintaining intangible assets, including but not limited to, stocks, bonds, and other financial instruments and securities and collecting and disbursing income from such investments; (ii) engaging financial advisors and hiring employees to oversee investment activities; (iii) engaging service providers, including attorneys and accountants; (iv) acquiring, owning (through fee simple ownership as well as licenses and assignments), and maintaining intellectual property, including patents, tradenames, trademarks, technology, trade secrets, and know-how (collectively, "IP"); (v) engaging third parties (including the Borrower) to perform research and development of IP; (vi) licensing and sublicensing IP;
         (vii) developing (including manufacturing of) products through contracts with third parties (including the Borrower) utilizing the IP and commercializing such products; (viii) acquiring additional IP;
         (ix) engaging advisors and hiring employees to oversee IP activities;
         (x) performing all obligations under existing agreements to which it is a party as of February 20, 1998; (xi) registering IP on a worldwide basis; and (xii) any other act or activity incidental to and in support of the foregoing, including transfer of funds or other assets through dividends to GPI Holdings, Inc. or by way of intercompany loans or advances to the Borrower or its Subsidiaries (direct or indirect).

                 "Rental Expense" shall mean, for any period, the total rental expense under all leases (other than Capital




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         Leases) of the Borrower and its Subsidiaries (direct and indirect) on a consolidated basis, as determined in accordance with GAAP.

                 "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                 "Tangible Net Worth" shall mean the total assets of the Borrower and its Subsidiaries (direct and indirect) on a consolidated basis exclusive of goodwill, trademarks, licenses and such other assets as are classified as intangible assets (including without limitation any and all loans (whether or not permitted) referenced in
         Section 5.3(c)(iv) and any and all loans, advances or investments (whether or not permitted) referenced in Section 5.3(d) in accordance with GAAP less total liabilities of the Borrower and its Subsidiaries (direct and indirect) on a consolidated basis.

         6. Section 5.2(d) of the Financing Agreement is hereby amended to read in its entirety as follows:

                 (d) Conduct of Business; Corporate Existence; Compliance With Laws. Continue, and cause each of its Subsidiaries (direct and indirect) to continue, to engage in or support its business of the discovery, development and marketing of pharmaceuticals and medical devices and shall cause to be done all things necessary to (i) obtain, preserve and keep in full force and effect (A) the Borrower's existence in good standing as a Delaware corporation qualified to do business in all jurisdictions where the failure to so qualify would have a Material Adverse Effect and (B) the existence of each Subsidiary of the Borrower (direct and indirect) in good standing in its particular jurisdiction of its formation and in all jurisdictions where the failure to so qualify would have a material adverse effect on the business of such Subsidiary and (C) its Licenses which are necessary for its business operations at the Facility, and (ii) observe the valid requirements of any Governmental Authority in all material respects. Notwithstanding the foregoing, the Borrower and each Subsidiary (direct and indirect) may, with prior notice to, but without consent of, the Holder or




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         MIDFA, change its state of incorporation if such change would not otherwise result in the occurrence of an Event of Default.

         7. Section 5.2(f) of the Financing Agreement is hereby amended to read in its entirety as follows:

                 (f) Financial Covenants. The Borrower and GPI Holdings, Inc. on a consolidated basis (i) shall at all times maintain cash, Cash Equivalents, short-term investments and investments in the aggregate in an amount equal to or greater than $40,000,000 (as shown on the Borrower's then most recent balance sheet, prepared in accordance with
         GAAP), and such in all cases shall not be subject to any Encumbrance or
         (ii) (A) as of the end of each fiscal quarter for the immediately preceding twelve (12) month period, shall maintain a Cashflow Coverage Ratio greater than 1.25 to 1.00 and (B) shall at all times maintain a Tangible Net Worth of not less than $40,000,000.

         8. A new Section 5.2(n) is hereby added to the Financing Agreement to read in its entirety as follows:

                 (n) Subsidiaries. The Borrower shall notify the Lender in writing regarding the formation or acquisition of any Subsidiary within thirty (30) days of such formation or acquisition.

         9.      Sections 5.3(a), 5.3(b), 5.3(c), 5.3(d), 5.3(e) and 5.3(f) of
the Financing Agreement are each hereby amended to read in their entireties as follows:

                 (a) Encumbrances. Create, incur, assume or suffer to exist any Encumbrance of any kind upon any of its property or assets including the Security, whether now owned or hereafter acquired, except
         (i) the Permitted Encumbrances; (ii) Encumbrances securing purchase money indebtedness permitted by Section 5.3(k)(iii) of this Agreement; provided, that such shall attach only to the property being financed;
         (iii) Encumbrances on accounts, inventory and other current assets of the Borrower which are not part of the Security; (iv) Encumbrances imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' Encumbrances, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being





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         contested in good faith by appropriate proceedings; (v) Encumbrances upon property (other than upon any Property or any component hereof) existing at the time such property is acquired by the Borrower or any Subsidiary (direct or indirect) of the Borrower; provided, in each case that (A) such Encumbrances were not created in contemplation of the acquisition by the Borrower or any Subsidiary (direct or indirect) of the Borrower of such property, and (B) such Encumbrances do not attach or extend to any other property; (vi) attachment, judgment or other similar Encumbrances arising in connection with court proceedings, provided, that the execution or other enforcement of such Encumbrances is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate legal proceedings; (vii) Encumbrances permitted by the Lender and MIDFA; (viii) Encumbrances for Taxes not delinquent or being contested in good faith and by appropriate proceedings; (ix) Encumbrances in connection with worker's compensation, unemployment insurance and other security obligations;
         (x) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (xi) Encumbrances contemplated in favor of the Issuer and/or the Holder pursuant to the Documents; (xii) Encumbrances contemplated under that certain Loan Agreement dated June 13, 1996 (the "RPR Agreement") between the Borrower and Rhone-Poulenc Rorer Inc., and (xiii) extensions, renewals and replacements of any Encumbrance permitted hereunder or under the other Documents.

                 (b) Merger, Acquisition or Sale of Assets; Licenses; New Ventures. Enter into any merger or consolidation or acquire (except by gift or bequest) all or substantially all of the assets of any person, firm, joint venture or corporation; provided, however, that, so long as no Event of Default shall have occurred and be continuing immediately prior to or after giving effect to the specified transaction (i) the Borrower may acquire (A) all or any part or interest of any person in intellectual property or other intangible assets and (B) all or substantially all of the assets or stock of any other person to the extent the



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         limitation on capital expenditures set forth in Section 5.3(f) hereof would not be exceeded; and (ii) any Subsidiary (direct or indirect) of the Borrower may merge with or into or consolidate or combine with the Borrower or with another Subsidiary (direct or indirect) of the Borrower, provided, that if such merger involves the Borrower as a merging party the Borrower is the surviving corporation. Neither the Borrower nor any Subsidiary (direct or indirect) of the Borrower shall sell, lease or otherwise dispose of any of its assets except: (i) assets disposed of in the ordinary course of business; (ii) intellectual property assigned, licensed or sublicensed in the ordinary course of business; (iii) Equipment Collateral disposed of in accordance with the provisions of Section 7.4 hereof; (iv) assets (other than the Equipment Collateral) sold or otherwise disposed of which are obsolete or no longer useful in the business in arm's-length transactions; or (v) machinery, equipment and other tangible personal property (other than the Equipment Collateral) sold or otherwise disposed of in the ordinary course of business in arm's-length transactions; provided, that the proceeds of such transactions are used within three (3) months after the closing of such transactions to purchase comparable machinery, equipment and tangible personal property, as the case may be. Further, neither the Borrower nor any Subsidiary (direct or indirect) of the Borrower shall (except for Permitted Subsidiary Activity) sell, transfer, assign or encumber, in any manner, any License with respect to the business operations on any Property; or enter into any new ventures or businesses, other than the business of the discovery, development and marketing of pharmaceuticals and medical devices or activities in support thereof. Notwithstanding anything to the contrary contained in this Section 5.3(b), neither the Borrower nor any Subsidiary (direct or indirect) of the Borrower shall be required to obtain the written consent of any of the Issuer, the Holder or MIDFA with respect to any sale, lease, transfer, assignment or other disposition of assets of any kind to the Borrower or to a Subsidiary (direct or indirect) of the Borrower; provided, however, that (x) prior to any sale, lease, transfer, assignment or other disposition of assets in any twelve (12) month period having an aggregate "net book value" (as defined in GAAP) in excess of two million five hundred thousand





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         dollars ($2,500,000) to a Subsidiary (direct or indirect) of the
         Borrower (as opposed to the Borrower), the applicable recipient Subsidiary (direct or indirect) of the Borrower shall have delivered to the Holder and MIDFA a guarantee agreement substantially in form and substance reasonably satisfactory to the Holder and MIDFA or (y) with respect to any investment by the Borrower, the Borrower shall be in compliance with Section 5.3(d) below.

                 (c) Loans or Advances - Generally. Exclusive of Section 5.3(d), make loans or advances to any Person or permit loans or advances to any Person to remain outstanding except for: (i) loans and advances existing on February 20, 1998; (ii) advances made for normal and customary business purposes; (iii) loans to employees for the purchase of common stock of the Borrower; and (iv) additional loans which, in any event, shall not at any time exceed $6,000,000 for the Borrower and its Subsidiaries (direct and indirect) on a consolidated basis in the aggregate outstanding at the end of any one fiscal quarter.

                 (d) Loans or Advances - Additional. Exclusive of Section 5.3(c) and excluding matters pertaining directly to loans, advances or investments in or with GPI Holdings, Inc., make any loans, advances or investments in or with any Subsidiary (direct or indirect) or Affiliate of the Borrower or any new venture or Person in an amount which exceeds $6,000,000 for the Borrower and its Subsidiaries (direct or indirect) on a consolidated basis, in the aggregate outstanding at the end of any one fiscal year.

                 (e) Subsidiaries. Except for Permitted Subsidiary Activity, permit any Credit Support Subsidiary to engage in any business or other activity or permit any Credit Support Subsidiary without the prior written consent of the Holder and MIDFA (not to be unreasonably withheld, delayed or conditioned) to (A) incur or otherwise be obligated for any Indebtedness (except for intercompany Indebtedness directly with the Borrower or a wholly-owned Subsidiary (direct or indirect) of the Borrower) or (B) cause or permit any of its assets to be subject to any Encumbrance or (C) merge with or into




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         or otherwise consolidate with any Person except for the Borrower (and in which case the Borrower shall be the surviving entity).

                 (f) Capital Expenditures. Make any capital expenditures for fixed assets exceeding, in the aggregate, during any one fiscal year, the total sum of $10,000,000 for the Borrower and its Subsidiaries (direct or indirect) on a consolidated basis.

         10. Section 5.2(k) of the Financing Agreement is hereby amended to read in its entirety as follows:

                 (k) Cash Collateral. The Borrower shall maintain with the Lender, pursuant to the terms of the Pledge Agreement, until the Termination Date, the Cash Collateral which shall at all times be in an amount which is not less than eighteen and twenty-seven hundredths percent (18.27%) of the outstanding principal balance of the Bond minus the Exposure. For the purposes of this Agreement, "Exposure" shall initially mean the amount of One Hundred Fifty Thousand Dollars ($150,000.00), which amount shall decrease by Twenty-Five Thousand Dollars ($25,000.00) annually, commencing on December 1, 1998 and continuing on the first day of each December thereafter, with the Exposure being eliminated by not later than December 1, 2004.

         11. Sections 5.3(j) and 5.3(k) of the Financing Agreement are each hereby amended to read in their entireties as follows:

                 (j)      ERISA Compliance.  (i)   Restate or amend or permit
         any Affiliate of the Borrower to restate or amend any Plan established and maintained by the Borrower or any Affiliate of the Borrower, in a manner designed to disqualify such Plan under the applicable requirements of the Code; (ii) permit any officers of the Borrower or any Affiliate of the Borrower to materially adversely affect the qualified tax-exempt status of any Plan of the Borrower or any Affiliate of the Borrower; (iii) engage in or permit any Affiliate of the Borrower to engage in any Prohibited Transaction; (iv) incur or permit any Affiliate of the Borrower to incur any Accumulated Funding Deficiency, whether or not waived, in connection with any Plan; (v) take or permit any Affiliate of the





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         Borrower to take any action or fail to take any action which causes a termination of any Plan in a manner which could result in the imposition of a lien on the property of the Borrower or any Affiliate of the Borrower pursuant to Section 4068 of ERISA; (vi) fail to notify the Lender that notice has been received of a termination of any Multiemployer Plan to which the Borrower or any Affiliate of the Borrower has an obligation to contribute; (vii) incur or permit any Affiliate of the Borrower to incur a complete or partial withdrawal from any Multiemployer Plan to which the Borrower or any Affiliate of the Borrower has an obligation to contribute that shall have or could reasonably be expected to have a Material Adverse Effect; or (viii) fail to notify the Lender that notice has been received from the administrator of any Multiemployer Plan to which the Borrower or any Affiliate of the Borrower has an obligation to contribute that any such plan will be placed in "reorganization".

                 (k) Borrowing. Create, incur, assume or suffer to exist any liability for borrowed money (as measured on a consolidated basis for the Borrower and its Subsidiaries (direct and indirect)) at any point in time except: (i) indebtedness of the Borrower secured by Encumbrances specifically permitted by Section 5.3(a); (ii) short-term trade indebtedness incurred in the ordinary course of the Borrower's business operations; (iii) indebtedness incurred to finance the purchase price of tangible assets acquired to the extent the aggregate principal amount of such indebtedness incurred at any time of the Borrower does not exceed $10,000,000; (iv) lease, royalty and other similar deferred payments required to be made in connection with the licensure or acquisition of intellectual property and other intangible assets; (v) indebtedness subordinated to the obligations of the Borrower under the Documents on terms acceptable to the Holder and MIDFA; (vi) unsecured indebtedness incurred for working capital purposes in the form of a working capital loan in a maximum aggregate principal amount not to exceed $5,000,000 at any time outstanding;
         (vii) additional unsecured indebtedness in an amount not to exceed $5,000,000 at any time outstanding for the Borrower and all its Subsidiaries (direct and indirect); (viii) indebtedness incurred pursuant to the RPR Agreement, (ix) any other indebtedness permitted under





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

         Section 8.3B(k) of the ELLF Participation Agreement, and (x) indebtedness (not to exceed the principal amount of the indebtedness being refinanced) representing the refinancing of any indebtedness permitted under this Section 5.3(k).

         12. Notwithstanding anything to the contrary contained in the Financing Agreement, the parties hereto acknowledge and agree that (a) the covenants set forth in Sections 5.3(a) and 5.3(k) of the Financing Agreement shall not be construed to prohibit the Borrower from entering into, and performing under, any operating lease, sale/leaseback or other similar arrangement the purposes of which is to permit the use by the Borrower of equipment, furniture and/or fixtures in the normal course of its business, including without limitation the Master Lease Agreement dated September 10, 1996, between the Borrower and General Electric Capital Corporation (and all agreements and instruments contemplated thereby), and (b) all calculations with respect to covenants in the Financing Agreement shall be made by ignoring any intercompany loans or advances between or among any of the Borrower and/or its Subsidiaries (direct or indirect).

         13. Except as amended hereby, the Financing Agreement shall remain unchanged, and the Financing Agreement, as so amended, shall continue in full force and effect in accordance with its terms.

         14. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

         15. The recitals hereto and all of the terms of the Financing Agreement are hereby incorporated into and made a part hereof as though fully set forth herein.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Loan and Financing Agreement to be duly executed under seal by their duly authorized respective officers as of the day and year first above written.

ATTEST/WITNESS:                    MARYLAND ECONOMIC
                                   DEVELOPMENT CORPORATION



/s/ Charlotte B. Trainor           By:   /s/ Hans F. Mayer      (SEAL)
----------------------------          --------------------------
                                         Name: Hans F. Mayer
                                         Title: Executive Director


                                   GUILFORD PHARMACEUTICALS INC.


/s/ Jordan P. Karp                 By:   /s/ Andrew R. Jordan   (SEAL)
----------------------------          --------------------------
                                         Name: Andrew R. Jordan
                                         Title: Senior Vice President and Chief
                                                  Financial Officer

                                   FIRST UNION NATIONAL BANK


/s/ Michael J. Weinfeld            By:   /s/ Louis E. Flori     (SEAL)
----------------------------          --------------------------
                                         Name: Louis E. Flori
                                         Title: Vice President




CONSENTED AND AGREED TO THIS
30TH DAY OF JUNE, 1998

MARYLAND INDUSTRIAL DEVELOPMENT
FINANCING AUTHORITY


By:  /s/ D. Gregory Cole
     -----------------------------
     Name: D. Gregory Cole
     Title: Executive Director





                                      -15-